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                                                                    Exhibit 21.1

                                SUBSIDIARIES OF PAWNMART, INC.

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

         SUBSIDIARY NAME           STATE OF INCORPORATION     PERCENTAGE OWNED BY REGISTRANT
         ---------------           ----------------------     ------------------------------
     PCI Finance 1994-I, Inc.               Texas                           100%
     PCI Finance 1995-I, Inc.               Texas                           100%
     PCI Finance 1996-1, Inc.               Texas                           100%
     PCI Finance 1996-2, Inc.               Texas                           100%
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